EXHIBIT 23.6

CONSENT OF NETHERLAND SEWELL & ASSOCIATES, INC.

                    As independent oil and gas consultants, Netherland Sewell & Associates, Inc., hereby consents to the use of our reserve report for Forman Petroleum Corporation dated as of December 31, 2000 and to all references to our firm included in or made a part of  this registration statement on Form S–4 filed by Ascent Energy Inc.

                                                                                                              NETHERLAND SEWELL & ASSOCIATES, INC.

                                                                                                              By:            /s/ Danny D. Simmons
                                                                                                                       Danny D. Simmons
                                                                                                                       Senior Vice President

March 16, 2001
Houston, Texas